BARK Reports Fourth Quarter and Fiscal Year 2024 Results

Board of Directors Authorizes $15.0 Million Share Repurchase Program

NEW YORK, June 3, 2024 — BARK, Inc. (NYSE: BARK) (“BARK” or the “Company”), a leading global omnichannel dog brand with a mission to make all dogs happy, today announced its financial results for the fiscal fourth quarter and full year ended March 31, 2024.

Fiscal Fourth Quarter 2024 Highlights
•Delivered revenue of $121.5 million, the midpoint of the guidance range.
•Gross margin improved by 580 basis points year-over-year to 62.7%.
•Net loss improved 65.5% to $(4.9) million, compared to last year.
•Adjusted EBITDA was $2.2 million, the midpoint of the guidance range, and a $5.7 million improvement, compared to last year.
•Secured commitments from Target and PetSmart to carry the Company's new line of treats in 2,400 doors nationwide.

Fiscal Year 2024 Highlights
•Revenue was $490.2 million, with 89.0% coming from the direct-to-consumer segment.
•Gross margin improved by 410 basis points year-over-year to 61.6%.
•Net loss improved 39.8% to $(37.0) million, compared to last year.
•Adjusted EBITDA was $(10.6) million, a $20.7 million improvement, compared to last year.
•Net cash provided by operating activities was $6.1 million; free cash flow was $(2.8) million.

"Fiscal 2024 was a significant year for BARK in that we capped it off with another strong quarter, and we're building momentum entering fiscal 2025," said Matt Meeker, Chief Executive Officer of BARK. "Last quarter, we improved our gross margin by 580 basis points year-over-year and delivered $2.2 million of Adjusted EBITDA, our second positive quarter in fiscal 2024. Further, free cash flow for the year was just $(2.8) million, a notable improvement compared to $(16.6) million last year, and $(193.5) million in fiscal 2022."

Meeker continued, "We also rounded out our leadership team this quarter by bringing on four new members, filling key roles we have needed for some time. Given our significant progress over the past 24 months, we believe we are entering fiscal 2025 with a strong foundation that will enable us to meaningfully accelerate growth over the long-term."

Key Performance Indicators

	Three Months Ended March 31,		Twelve Months Ended March 31,

	2024	2023	2024	2023
Total Orders (in thousands)	3,499	3,617	13,924	14,888
Average Order Value	$31.25	$32.07	$31.34	$31.70
Direct to Consumer Gross Profit (in thousands)	$70,803	$68,271	$278,868	$285,328
Direct to Consumer Gross Margin	64.8%	58.9%	63.9%	60.5%

Fiscal Fourth Quarter 2024 Highlights
•Revenue was $121.5 million, the midpoint of the Company's guidance range. Revenue declined 3.6% year-over-year primarily driven by fewer total orders in the most recent period, largely related to the Company carrying fewer BarkBox and Super Chewer subscriptions into the quarter, compared to last year.
•Direct to Consumer (“DTC”) revenue was $109.3 million, a 5.7% decrease year-over-year, primarily related to the items discussed above.
•Commerce revenue was $12.1 million, a 20.9% increase year-over-year. The increase was primarily timing related in addition to incremental revenue derived from introducing treats into retail.
•Gross profit was $76.2 million, a 6.2% increase compared to last year.
•Gross margin was 62.7%, as compared to 57.0% in the same period last year. The increase was driven by new contract pricing delivering an improvement in unit cost of goods in the most recent period.
•Advertising and marketing expenses were $18.8 million as compared to $15.4 million in the previous year. The recent improvements in the Company's profitability profile enable more flexibility to invest in marketing to drive long-term growth.
•General and administrative (“G&A”) expenses were $63.9 million, as compared to $69.2 million in the prior year. This decrease was largely driven by the Company's February and July 2023 cost reduction initiatives, along with consolidating shipping vendors to drive efficiencies and improve shipping terms.
•Net loss was $(4.9) million, as compared to a net loss of $(14.2) million in the previous year.
•Adjusted EBITDA was $2.2 million, a $5.7 million improvement compared to last year and at the midpoint of the Company's guidance range.
•Net cash provided by (used in) operating activities was $(1.0) million. Free cash flow, defined as net cash provided by (used in) operating activities less capital expenditures, was $(3.2) million. Free cash flow in the period was adversely impacted by the timing of year-end accounts payable outflow.

Fiscal Year 2024 Highlights

•Revenue was $490.2 million, the midpoint of the Company's guidance range and a 8.4% decrease compared to prior year. The decline was primarily driven by lower total orders as the Company carried fewer BarkBox and Super Chewer customers into fiscal 2024. Moreover, our retail partners remained cautious given macroeconomic pressure on more discretionary categories.
•Direct to Consumer ("DTC") revenue was $436.4 million, a 7.5% decrease compared to prior year.
•Commerce revenue was $53.7 million, a 15.1% decrease compared to prior year.
•Gross profit was $302.2 million, a 1.9% decrease compared to prior year.
•Gross margin was 61.6% compared to 57.6% in the prior year.
•Advertising and marketing was $79.3 million compared to $68.8 in the prior year.
•General and administrative ("G&A") was $268.4 million compared to $303.1 million in the prior year.
•Net loss was $(37.0) million compared to $(61.5) million in the prior year.
•Adjusted EBITDA was $(10.6) million, a 66% improvement as compared to the Company's Adjusted EBITDA loss of $(31.3) in the prior year.
•Net cash provided by (used in) operating activities was $6.1 million. Free cash flow was $(2.8) million.

Balance Sheet Highlights
•The Company’s cash and cash equivalents balance as of March 31, 2024 was $125.5 million, a $5.8 million decrease compared to prior quarter. The Company repurchased $1.8 million of its common stock in the fourth quarter at an average price of $1.12.
•The Company's inventory balance as of March 31, 2024 was $84.2 million, a decrease of $14.3 million compared to the prior quarter and a $40.2 million decrease compared to last year.

Share Repurchase Program
The Company today announced that its Board of Directors has authorized the repurchase of up to $15.0 million of its common shares. This decision reflects the Company’s strong financial position and positive outlook on its future cash position.

Under the share repurchase program, the Company may repurchase up to $15.0 million of its outstanding common stock. The repurchase program permits the Company to repurchase shares of common stock at any time or from time to time at management’s discretion in open market transactions made in accordance with the provisions of Rule 10b-18 under the Securities Exchange Act of 1934, as amended, privately negotiated transactions or by other means in accordance with applicable securities laws. The timing, price and volume of stock repurchases will be based on a number of factors, including market conditions, relevant securities laws, and other considerations. The Company has no obligation to repurchase shares and this program may be suspended or discontinued by the Company at any time. Throughout the execution of this program, the Company is committed to retaining the financial flexibility it needs to invest in its core operations.

Fiscal First Quarter and Full Year 2025 Financial Outlook

Based on current market conditions as of June 3, 2024, BARK is providing guidance for revenue and Adjusted EBITDA, which is a Non-GAAP financial measure, as follows.

For the fiscal full year 2025, the Company expects:
•Total revenue of $490 million to $500 million, reflecting year-over-year growth of flat to 2.0%.
•Adjusted EBITDA of $1.0 million to $5.0 million, reflecting a year-over-year improvement of $11.6 million to $15.6 million.

For the fiscal first quarter 2025, the Company expects:
•Total revenue of $113.0 million to $116.0 million.
•Adjusted EBITDA of $(4.0) million to $(2.0) million.

We do not provide guidance for Net Loss due to the uncertainty and potential variability of certain items, including stock-based compensation expenses and related tax effects, which are the reconciling items between Net Loss and Adjusted EBITDA. Because such items cannot be calculated or predicted without unreasonable efforts, we are unable to provide a reconciliation of Adjusted EBITDA to Net Loss. However, such items could have a significant impact on Net Loss.

The guidance provided above constitutes forward looking statements and actual results may differ materially. Please refer to the “Forward Looking Statements” section below for information on the factors that could cause our actual results to differ materially from these forward looking statements and “Non-GAAP Financial Measures” for additional important information regarding Adjusted EBITDA.

Conference Call Information
A conference call to discuss the Company's fiscal fourth quarter and full year 2024 results will be held today, June 3, 2024, at 4:30 p.m. ET. During the conference call, the Company may make comments concerning business and financial developments, trends and other business or financial matters. The Company's comments, as well as other matters discussed during the conference call, may contain or constitute information that has not been previously disclosed.

The conference call can be accessed by dialing 1-888-330-2120 for U.S. participants and 1-646-960-0290 for international participants. The conference call passcode is 5515653. A live audio webcast of the call will be available at https://investors.bark.co/ and will be archived for 1 year.

About BARK
BARK is the world’s most dog-centric company, devoted to making dogs happy with the best products, services and content. BARK’s dog-obsessed team applies its unique, data-driven understanding of what makes each dog special to design playstyle-specific toys, wildly satisfying treats, great food for your dog, effective and easy to use dental care, and dog-first experiences that foster the health and happiness of dogs everywhere. Founded in 2011, BARK loyally serves dogs nationwide with themed toys and treats subscriptions, BarkBox and BARK Super Chewer; custom product collections through its retail partner network, including Target and Amazon; its high-quality, nutritious meals made for your breed with

BARK Food; and products that meet dogs’ dental needs with BARK Bright®. At BARK, we want to make dogs as happy as they make us because dogs and humans are better together. Sniff around at BARK.co for more information.

Forward Looking Statements
This press release contains forward-looking statements relating to, among other things, the future performance of BARK that are based on the Company’s current expectations, forecasts and assumptions and involve risks and uncertainties. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “expect,” “plan,” "anticipate,” “believe,” “estimate,” “predict,” “intend,” “potential,” “continue,” “ongoing” or the negative of these terms or other comparable terminology. These statements include, but are not limited to, statements about future operating results, including our strategies, plans, commitments, objectives and goals. Actual results could differ materially from those predicted or implied and reported results should not be considered as an indication of future performance. Other factors that could cause or contribute to such differences include, but are not limited to, risks relating to the uncertainty of the projected financial information with respect to BARK; the risk that spending on pets may not increase at projected rates; that BARK subscriptions may not increase their spending with BARK; BARK’s ability to continue to convert social media followers and contacts into customers; BARK’s ability to successfully expand its product lines and channel distribution; competition; the uncertain effects of global or macroeconomic events or challenges.

More information about factors that could affect BARK's operating results is included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company's annual report on Form 10-K, copies of which may be obtained by visiting the Company’s Investor Relations website at https://investors.bark.co/ or the SEC’s website at www.sec.gov. Undue reliance should not be placed on the forward-looking statements in this press release, which are based on information available to the Company on the date hereof. The Company assumes no obligation to update such statements.

Definitions of Key Performance Indicators

Total Orders
We define Total Orders as the total number of DTC orders shipped in a given period. These include all orders across all of our product categories, regardless of whether they are purchased on a subscription, auto-ship, or one-off basis.

Average Order Value
Average Order Value (“AOV”) is Direct to Consumer revenue for the period divided by Total Orders for the same period. In prior periods, the Company calculated AOV by dividing DTC revenue by total subscription shipments.

BARK, Inc.

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS AND COMPREHENSIVE LOSS
(In thousands)

	Three Months Ended		Fiscal Year Ended
	March 31,	March 31,	March 31,	March 31,
	2024	2023	2024	2023
REVENUE	$121,483	$126,017	$490,184	$535,315
COST OF REVENUE	45,255	54,248	188,032	227,200
Gross profit	76,228	71,769	302,152	308,115
OPERATING EXPENSES:
General and administrative	63,919	69,203	268,390	303,139
Advertising and marketing	18,760	15,365	79,282	68,807
Total operating expenses	82,679	84,568	347,672	371,946
LOSS FROM OPERATIONS	(6,451)	(12,799)	(45,520)	(63,831)
INTEREST INCOME	1,682	978	7,533	1,056
INTEREST EXPENSE	(704)	(1,355)	(4,351)	(5,428)
OTHER INCOME (EXPENSE)—NET	570	(1,026)	5,328	6,684
NET LOSS BEFORE INCOME TAXES	(4,903)	(14,202)	(37,010)	(61,519)
PROVISION FOR INCOME TAXES	—	—	—	—
NET LOSS AND COMPREHENSIVE LOSS	$(4,903)	$(14,202)	$(37,010)	$(61,519)

DISAGGREGATED REVENUE
(In thousands)

	Fiscal Year Ended
	March 31,
	2024	2023	2022
Revenue
Direct to Consumer:
Toys & Accessories(1)	$284,676	$307,045	$294,253
Consumables(1)	151,770	164,949	153,821
Total Direct to Consumer	$436,446	$471,994	$448,074
Commerce	53,738	63,321	59,332
Revenue	$490,184	$535,315	$507,406
(1) The allocation between Toys & Accessories and Consumables includes estimates and was determined utilizing data on stand-alone selling prices that the Company charges for similar offerings, and also reflects historical pricing practices. The fiscal year ended March 31, 2022 disaggregated revenue information for Direct to Consumer revenue has been reclassified to conform with the current presentation to allocate revenue between Toys & Accessories and Consumables.

GROSS PROFIT BY SEGMENT
(In thousands)

	Three Months Ended March 31,		Fiscal Year Ended March 31,
	2024	2023	2024	2023
Direct to Consumer:
Revenue	$109,345	$115,976	$436,446	$471,994
Cost of revenue	38,542	47,705	157,578	186,666
Gross profit	70,803	68,271	278,868	285,328
Commerce:
Revenue	12,137	10,041	53,738	63,321
Cost of revenue	6,712	6,543	30,454	40,534
Gross profit	5,425	3,498	23,284	22,787
Consolidated:
Revenue	121,482	126,017	490,184	535,315
Cost of revenue	45,254	54,248	188,032	227,200
Gross profit	$76,228	$71,769	$302,152	$308,115

BARK, INC.
CONSOLIDATED BALANCE SHEETS (In thousands, except share and per share data)

	March 31,	March 31,
	2024	2023
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$125,495	$177,911
Accounts receivable—net	7,696	6,554
Prepaid expenses and other current assets	4,379	3,552
Inventory	84,177	124,336
Total current assets	221,747	312,353
PROPERTY AND EQUIPMENT—NET	25,540	39,851
INTANGIBLE ASSETS—NET	11,921	4,090
OPERATING LEASE RIGHT-OF-USE ASSETS	32,793	36,892
OTHER NONCURRENT ASSETS	6,587	7,234
TOTAL ASSETS	$298,588	$400,420
LIABILITIES, AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$13,737	$34,370
Operating lease liabilities, current	5,294	5,484
Accrued and other current liabilities	30,490	31,975
Deferred revenue	25,957	27,772
Total current liabilities	75,478	99,601
LONG-TERM DEBT	39,926	81,221
OPERATING LEASE LIABILITIES	42,599	47,240
OTHER LONG-TERM LIABILITIES	1,202	1,821
Total liabilities	159,205	229,883
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY:
Common stock, par value $0.0001 per share—500,000,000 shares authorized; 175,533,136 shares issued and outstanding as of March 31, 2024 and 500,000,000 shares authorized; 177,647,754 shares issued and outstanding as of March 31, 2023.	1	1
Treasury stock, at cost, 4,643,589 and 0 shares, respectively	(6,225)	—
Additional paid-in capital	492,427	480,370
Accumulated deficit	(346,820)	(309,834)
Total stockholders’ equity	139,383	170,537
TOTAL LIABILITIES, AND STOCKHOLDERS’ EQUITY	$298,588	$400,420

BARK, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Fiscal Year Ended
	March 31,	March 31,
	2024	2023
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(37,010)	$(61,519)
Adjustments to reconcile net loss to cash used in operating activities:
Depreciation & amortization	12,602	9,427
Impairment of assets	3,079	2,065
Amortization of deferred financing fees and debt discount	578	676
Bad debt expense	154	178
Stock-based compensation expense	12,931	14,811
Loss on disposal of assets	72	—
(Decrease) increase in inventory reserves	(548)	(4,768)
Loss on exercise of equity classified warrants	—	—
Gain on extinguishment of debt	(1,828)	—
Change in fair value of warrant liabilities and derivatives	(2,738)	(5,350)
Paid in kind interest on convertible notes	2,119	4,354
Non-cash lease expense	4,100	4,902
Changes in operating assets and liabilities:
Accounts receivable	(1,296)	3,019
Inventory	40,706	33,549
Prepaid expenses and other current assets	(1,074)	2,554
Other assets	700	(133)
Accounts payable and accrued expenses	(17,779)	457
Deferred revenue	(1,814)	(3,778)
Operating lease liabilities	(4,830)	(3,281)
Proceeds from tenant improvement allowances	—	7,351
Other liabilities	(2,064)	180
Net cash provided by operating activities	6,060	4,694

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(8,831)	(21,320)
Proceeds from sale of investments	—	175
Net cash used in investing activities	(8,831)	(21,145)

CASH FLOWS FROM FINANCING ACTIVITIES:
Payment of restricted stock units held for taxes	(1,409)	(917)
Payment of finance lease obligations	(215)	(2,345)
Proceeds from the exercise of stock options	108	1,018
Proceeds from issuance of common stock under ESPP	489	145
Payments to repurchase common stock	(6,225)	—
Excise tax from stock repurchases	(63)	—
Payments of long-term debt	(42,300)	—
Net cash (used in) provided by financing activities	(49,615)	(2,099)

Effect of exchange rate changes on cash	24	(62)

NET (DECREASE) INCREASE IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	(52,362)	(18,612)
CASH, CASH EQUIVALENTS AND RESTRICTED CASH—BEGINNING OF PERIOD	183,067	201,679
CASH, CASH EQUIVALENTS AND RESTRICTED CASH—END OF PERIOD	$130,705	$183,067

RECONCILIATION OF CASH, CASH EQUIVALENTS AND RESTRICTED CASH:
Cash and cash equivalents	125,495	177,911
Restricted cash—Prepaid expenses and other current assets	5,210	5,156
Total cash, cash equivalents and restricted cash	$130,705	$183,067

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid for interest	$2,385	$283
NON-CASH INVESTING AND FINANCING ACTIVITIES:
Purchases of property and equipment included in accounts payable and accrued liabilities	$4	$131
Establishment of operating lease	$—	$25,628
Lease modification and termination	$—	$3,532

Non-GAAP Financial Measures

We report our financial results in accordance with U.S. GAAP. However, management believes that Adjusted Net Loss, Adjusted Net Loss Margin, Adjusted Net Loss Per Common Share, Adjusted EBITDA, Adjusted EBITDA Margin, and Free Cash Flow, all non-GAAP financial measures (together the “Non-GAAP Measures”), provide investors with additional useful information in evaluating our performance.

We calculate Adjusted Net Loss as net loss, adjusted to exclude: (1) stock-based compensation expense, (2) change in fair value of warrants and derivatives, (3) sales and use tax (income) expense, (4) restructuring charges related to reduction in force payments, (5) (gain) loss on extinguishment of debt, (6) duplicate rent expense incurred as a result of relocating our corporate headquarters, (7) asset impairment charges, (8) technology transformations and (9) other items (as defined below).

We calculate Adjusted Net Loss Margin by dividing Adjusted Net Loss for the period by Revenue for the period.

We calculate Adjusted Net Loss Per Common Share by dividing Adjusted Net Loss for the period by weighted average common shares used to compute net loss per share attributable to common stockholders for the period.

We calculate Adjusted EBITDA as net loss, adjusted to exclude: (1) interest income, (2) interest expense (3) depreciation and amortization expense, (4) stock-based compensation expense, (5) change in fair value of warrants and derivatives, (6) sales and use tax (income) expense, (7) restructuring charges related to reduction in force payments, (8) (gain) loss on extinguishment of debt, (9) duplicate rent expense incurred during the relocation of our corporate headquarters, (10) impairment of assets, (11) technology transformation and (12) other items (as defined below).

We calculate Adjusted EBITDA Margin by dividing Adjusted EBITDA for the period by revenue for the period.

We calculate Free Cash Flow as net cash provided by (used in) operating activities less capital expenditures.

The Non-GAAP Measures are financial measures that are not required by, or presented in accordance with U.S. GAAP. We believe that the Non-GAAP Measures, when taken together with our financial results presented in accordance with U.S. GAAP, provides meaningful supplemental information regarding our operating performance and facilitates internal comparisons of our historical operating performance on a more consistent basis by excluding certain items that may not be indicative of our business, results of operations or outlook. In particular, we believe that the use of the Non-GAAP Measures are helpful to our investors as they are measures used by management in assessing the health of our business, determining incentive compensation and evaluating our operating performance, as well as for internal planning and forecasting purposes.

The Non-GAAP Measures are presented for supplemental informational purposes only, have limitations as an analytical tool and should not be considered in isolation or as a substitute for financial information presented in accordance with U.S. GAAP. Some of the limitations of the Non-GAAP Measures include that (1) the measures do not properly reflect capital commitments to be paid in the future, (2) although depreciation and amortization are non-cash charges, the underlying assets may need to be replaced and Adjusted EBITDA and Adjusted EBITDA Margin do not reflect these capital expenditures, (3) Adjusted EBITDA and Adjusted EBITDA Margin do not consider the impact of stock-based compensation expense, which is an ongoing expense for our company, (4) Adjusted EBITDA and Adjusted EBITDA Margin do not reflect other non-operating expenses, including interest expense. In addition, our use of the Non-GAAP Measures may not be comparable to similarly titled measures of other companies because they may not calculate the Non-GAAP Measures in the same manner, limiting their usefulness as a comparative measure. Because of these limitations, when evaluating our performance, you should consider the Non-GAAP Measures alongside other financial measures, including our net income (loss) and other results stated in accordance with U.S. GAAP, and (5) Free cash flow does not represent the total residual cash flow available for discretionary purposes and does not reflect our future contractual commitments.

The following table presents a reconciliation of Adjusted Net Loss to Net loss, the most directly comparable financial measure stated in accordance with U.S. GAAP, and the calculation of net loss margin, Adjusted Net Loss Margin and Adjusted Net Loss Per Common Share for the periods presented:

Adjusted Net Loss

	Three Months Ended March 31,		Fiscal Year Ended March 31,
	2024	2023	2024	2023
	(in thousands, except per share data)
Net loss	$(4,903)	$(14,202)	$(37,010)	$(61,519)
Stock-based compensation expense	2,421	2,935	12,931	14,811
Change in fair value of warrants and derivatives	(521)	1,173	(2,738)	(5,350)
Sales and use tax (income) expense (1)	(332)	(71)	(487)	(365)
Restructuring	117	1,763	1,660	1,763
(Gain) loss on extinguishment of debt	—	—	(1,828)	—
Duplicate headquarters rent	23	30	93	1,747
Impairment of assets (2)	—	613	3,079	2,065
Technology transformation (3)	684	—	684	—
Other Items (4)	2,026	1,264	3,594	1,784
Adjusted net loss	$(485)	$(6,495)	$(20,022)	$(45,064)
Net loss margin	(4.04)%	(11.27)%	(7.55)%	(11.49)%
Adjusted net loss margin	(0.40)%	(5.15)%	(4.08)%	(8.42)%

Adjusted net loss per common share - basic and diluted	$—	$(0.04)	$(0.11)	$(0.26)
Weighted average common shares used to compute adjusted net loss per share attributable to common stockholders - basic and diluted	175,479,974	177,929,476	177,260,581	176,717,509

The following table presents a reconciliation of Adjusted EBITDA to net loss, the most directly comparable financial measure stated in accordance with U.S. GAAP, and the calculation of net loss margin and Adjusted EBITDA margin for the periods presented:

Adjusted EBITDA

	Three Months Ended March 31,		Fiscal Year Ended March 31,
	2024	2023	2024	2023
	(in thousands)		(in thousands)
Net loss	$(4,903)	$(14,202)	$(37,010)	$(61,519)
Interest income	(1,682)	(978)	(7,533)	(1,056)
Interest expense	704	1,355	4,351	5,428
Depreciation and amortization expense	3,703	2,680	12,602	9,427
Stock-based compensation expense	2,421	2,935	12,931	14,811
Change in fair value of warrants and derivatives	(522)	1,173	(2,738)	(5,350)
Sales and use tax (income) expense (1)	(332)	(71)	(487)	(365)
Restructuring	117	1,763	1,660	1,763
(Gain) loss on extinguishment of debt	—	—	(1,828)	—
Duplicate headquarters rent	23	30	93	1,747
Impairment of assets (2)	—	613	3,079	2,065
Technology transformation (3)	684	—	684	—
Other items (4)	2,026	1,264	3,594	1,784
Adjusted EBITDA	$2,239	$(3,438)	$(10,602)	$(31,265)
Net loss margin	(4.04)%	(11.27)%	(7.55)%	(11.49)%
Adjusted EBITDA margin	1.84%	(2.73)%	(2.16)%	(5.84)%

(1) Sales and use tax expense relates to recording a liability for sales and use tax we did not collect from our customers. Historically, we had collected state or local sales, use, or other similar taxes in certain jurisdictions in which we only had physical presence. On June 21, 2018, the U.S. Supreme Court decided, in South Dakota v. Wayfair, Inc. that state and local jurisdictions may, at least in certain circumstances, enforce a sales and use tax collection obligation on remote vendors that have no physical presence in such jurisdiction. A number of states have positioned themselves to require sales and use tax collection by remote vendors and/or by online marketplaces. The details and effective dates of these collection requirements vary from state to state and accordingly, we recorded a liability in those periods in which we created economic nexus based on each state’s requirements. Accordingly, we now collect, remit, and report sales tax in all states that impose a sales tax. Subsequently, as certain of these liabilities are waived by tax authorities or the applicable statute of limitations expires, the related accrued liability is reversed.

(2)For the fiscal year ended March 31, 2024 impairment of assets is the non-cash impairment of previously capitalized software and prepaid software licenses. For the fiscal year ended March 31, 2023 impairment of assets is the impairment of the right-of-use asset associated with our previous headquarters which we vacated.

(3)Includes consulting fees related to technology transformation activities, and payroll costs for employees that dedicate significant time to this project. We believe that these costs are discrete and non-recurring in nature, as they relate to a one-time unification of our product offerings on our new commerce platform. As such, they are not normal, recurring operating expenses and are not reflective of ongoing trends in the cost of doing business.

(4)For the fiscal year ended March 31, 2024, other items is comprised of non-recurring retention payments to management of $1.4 million, executive transition costs of $1.3 million, warehouse restructuring costs of $0.8 million, and legal settlements of $0.1 million. For fiscal year ended March 31, 2023, other items comprised of executive transition costs of $1.7 million and tax penalties of $0.1 million. For the three months ended March 31, 2024, other items is comprised of non-recurring retention payments to management of $0.4 million, executive transitions costs of $0.8 million, warehouse restructuring costs of $0.7 million and legal settlements of $0.1 million. For the three months ended March 31, 2023, other items is comprised of executive transitions costs of $1.1 million, and tax penalties of $0.1 million.

The following table presents a reconciliation of Free Cash Flow to Net cash used in operating activities, the most directly comparable financial measure prepared in accordance with U.S. GAAP, for each of the periods indicated:

Free Cash Flow

	Three Months Ended March 31,		Fiscal Year Ended March 31,
	2024	2023	2024	2023
Free cash flow reconciliation:
Net cash (used in) provided by operating activities	$(1,042)	$19,180	$6,060	$4,694
Capital expenditures	(2,132)	(2,466)	(8,831)	(21,320)
Free cash flow	$(3,174)	$16,714	$(2,771)	$(16,626)

Contacts
Investors:
Michael Mougias
investors@barkbox.com

Media:
Garland Harwood
press@barkbox.com